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                                                                      EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-98929) pertaining to the Tyler Technologies, Inc. Stock Option Plan of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Tyler Technologies, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                               ERNST & YOUNG LLP

Dallas, Texas
February 26, 2004